UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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PubMatic, Inc.
(Name of Registrant as Specified In Its Charter)
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PubMatic, Inc.
3 Lagoon Drive, Suite 180
Redwood City, California 94065
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 8:00 A.M. PACIFIC TIME ON TUESDAY, JUNE 1, 2021
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2021 annual meeting of stockholders (the “Annual Meeting”) of PubMatic, Inc. (the “Company” or “PubMatic”) will be held via a virtual meeting on Tuesday, June 1, 2021 at 8:00 a.m. Pacific Time. You can attend the Annual Meeting via the internet and vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/PUBM2021. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.
We are holding the Annual Meeting for the following purposes:
(1)to elect six directors, each to serve until the 2022 annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal;
(2)to ratify of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(3)to transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 9, 2021 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record at the close of business on April 9, 2021 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
A list of stockholders entitled to vote at the Annual Meeting will be available upon request by any stockholder for any purpose relating to the Annual Meeting. Stockholders can request the list of stockholders through our investor relations website at https://investors.pubmatic.com/investor-relations. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/PUBM2021.
On or about April 20, 2021, we expect to mail to our stockholders the Notice containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to read the proxy statement and vote through the Internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the Annual Meeting.
We appreciate your continued support of PubMatic.
By Order of the Board of Directors

_____________________________
Rajeev K. Goel
Chief Executive Officer
Redwood City, California
April 20, 2021
Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 1, 2021: the Proxy Statement and our 2020 Annual Report on Form 10-K are available at https://investors.pubmatic.com/investor-relations.

Indemnification Agreements	32
ADDITIONAL INFORMATION	32
Stockholder Proposals to be Presented at Next Annual Meeting	33
Delinquent Section 16(a) Reports	33
Available Information	33
OTHER MATTERS	34

PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS
PUBMATIC, INC.

TO BE HELD AT 8:00 A.M. PACIFIC TIME ON TUESDAY, JUNE 1, 2021

GENERAL INFORMATION
This proxy statement and the enclosed form of proxy are being provided to you in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of PubMatic, Inc. (the “Company”) for use at the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held via a virtual meeting on Tuesday, June 1, 2021 at 8:00 a.m. Pacific Time. You will be able to attend the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PUBM2021. It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 20, 2021 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
THE PROXY MATERIALS AND VOTING AT THE ANNUAL MEETING

What matters will be voted on at the Annual Meeting?
The following items will be voted on at the Annual Meeting:
(1)the election of six directors, each to serve until the 2022 annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal;
(2)the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(3)any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
How does the Board of Directors recommend that I vote on these proposals?
Our Board of Directors recommends that you vote:
(1)“FOR” the election of each of the directors named in this proxy statement (“Proposal 1”), each to serve until the 2022 annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal; and
(2)“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal 2”).
If any other items of business or other matters are properly brought before the Annual Meeting and you have not given us prior instruction on how to vote your shares, your proxy gives authority to the persons named on the proxy card to vote those shares with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Annual Meeting.
Why are you holding a virtual Annual Meeting?
Our Annual Meeting will be held solely in a virtual format, which will be conducted via a live video webcast. We choose the virtual format to facilitate stockholder participation by enabling stockholders to participate fully and equally from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders to have direct access to information more quickly, while saving the Company and our stockholders time and money.
What is a proxy?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy, that designation also is called a “proxy” or, if in a written document, a “proxy card.” Rajeev K. Goel and Thomas C. Chow have been designated as proxies for the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 20, 2021 to all stockholders entitled to vote at the Annual Meeting. The Notice also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What is the record date?
Only holders of record of our common stock at the close of business on April 9, 2021 (the “Record Date”), will be entitled to vote at the meeting. At the close of business on the Record Date, we had 7,264,277 shares of Class A common stock outstanding and entitled to vote and 42,000,411 shares of Class B common stock outstanding and entitled to vote. No shares of preferred stock were outstanding as of such date. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
How many votes do I get?
Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to ten votes on each proposal.
Who is entitled to vote?
Stockholder of Record: Shares Registered in Your Name. If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the “stockholder of record” with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are considered to be the “beneficial owner” of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account by following the voting instructions that your nominee provides. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.
How many votes are needed for the approval of each proposal?
Proposal 1: Each director will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. This means that the six individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two, three, four, five or all of the nominees or “WITHHOLD” your vote with respect to one, two, three, four, five or all of the nominees. You may not cumulate votes in the election of directors. Any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Withheld votes and broker non-votes will have no effect on the outcome of this proposal.
Proposal 2: Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
How many shares must be present to hold the Annual Meeting?
The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the Record Date must be present or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy. If a quorum is not obtained, the chairperson of the Annual Meeting or the holders of a majority of the shares of common stock present at the Annual Meeting may adjourn the Annual Meeting to a later date.
How do I vote?
Shareholders of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:
•You may vote online at the Annual Meeting website. If you plan to attend the virtual Annual Meeting, you may vote online at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/PUBM2021. You will need your 16-digit control number to join the Annual Meeting.
•You may vote by telephone or over the Internet. To vote by telephone or over the Internet, follow the instructions provided in the Notice or proxy card. If you vote by telephone or over the Internet, you do not need to return a proxy card by mail.
•You may vote by mail. If you request or receive a paper proxy card, simply complete, sign and date the proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 31, 2021. Submitting your proxy, whether by telephone, through the Internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If you are not the stockholder of record (as described above in the question “Who is entitled to vote?”), please refer to the voting instructions provided by your nominee to direct how to vote your shares. You must follow the voting instructions provided by your nominee to instruct your nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your brokerage firm, bank or other nominee. As discussed above, you may vote your shares online at the Annual Meeting only by following the instructions from your brokerage firm, bank or other nominee.
What if a stockholder does not provide a proxy or the proxy is returned without specifying choices on the proposals?
You should specify your choice for each proposal to be voted upon at the Annual Meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the proposals to be voted upon at that Annual Meeting, proxies will be voted in accordance with applicable rules, laws and regulations as follows:
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you do not return a proxy, your shares will not be voted at our Annual Meeting and your shares will not be counted for purposes of determining whether a quorum exists for the Annual Meeting. If you do return a proxy via the Internet, telephone or mail, but you fail to specify how your shares should be voted on one or more proposals to be voted upon at the Annual Meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal 1 for the election of all of the director nominees and (ii) FOR Proposal 2 ratifying the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, or (ii) you do provide a proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our Annual Meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals. The shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the meeting will be deemed present at our Annual Meeting for purposes of determining whether the necessary quorum exists to proceed with the Annual Meeting but will not be considered entitled to vote on the non-routine proposals. Under applicable rules, Proposal 1 (election of directors) is considered a non-routine matter and as such, brokers or other nominees cannot vote on this proposal without instructions from beneficial owners. Proposal 2 (ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm) is considered under applicable rules to be a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.
Can I revoke my proxy or change my vote?
Stockholder of Record: Shares Registered in Your Name. A stockholder of record who has given a proxy may revoke or change their proxy at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:
•delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•signing, dating and delivering a proxy bearing a later date;

•voting again through the internet or by telephone; or
•attending and voting online at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If you are a beneficial owner, you must contact the brokerage firm, bank or other nominee holding your shares and follow its instructions to change your vote or revoke your proxy.
Who is paying for the expenses of the solicitation?
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
Some banks, brokers, and other nominee record holders may participate in the practice of “householding” our proxy materials and annual report, including the Notice. This means that only one copy of our annual report and proxy materials, including the Notice, as applicable, may have been sent to multiple stockholders in your household unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may contact us by mail at PubMatic, Inc., 3 Lagoon Drive, Suite 180, Redwood City, California 94065, Attention: Investor Relations or by telephone at (650) 331-3485. Stockholders who hold shares of our common stock in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Any stockholders who share the same address and currently receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address listed above.
Where can I find the voting results of the Annual Meeting?
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. We will announce preliminary voting results at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. At the Annual Meeting, six directors will be elected.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Cathleen Black, W. Eric Carlborg, Susan Daimler, Amar K. Goel, Rajeev K. Goel and Narendra Gupta, each an incumbent director, as nominees for election as directors at the Annual Meeting. If elected, each of the director nominees will serve as a director until our 2022 annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. For information concerning the nominees, please see the section below entitled “Board of Directors and Corporate Governance.”
Vote Required
Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director. Withheld votes and broker non-votes will have no effect on the outcome of this proposal. Each nominee has consented to being named in this proxy statement and to serve if elected.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2021. Deloitte & Touche LLP also served as our principal independent registered public accounting firm for the fiscal year ended December 31, 2020.
At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our principal independent registered public accounting firm for the fiscal year ending December 31, 2021. Although shareholder ratification is not required by applicable legal requirements, our Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our principal independent registered public accounting firm and as a matter of good corporate governance. In the event that Deloitte & Touche LLP is not ratified by our shareholders, our Audit Committee will review its future selection of Deloitte & Touche LLP as our principal independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2021 if our Audit Committee believes that such a change would be in in our best interests and the interests of our stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, in which case they will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table presents fees for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2020 and 2019.

	Fiscal Year
Fees Billed	2020	2019
Audit fees(1)	$2,634,357	$365,596
Audit-related fees(2)	16,895	1,895
Tax fees(3)	146,544	155,417
All other fees	—	—
Total fees	$2,797,797	$522,909
(1)
“Audit fees” consists of professional services provided in connection with the audit of our annual consolidated financial statements and the review of our unaudited quarterly consolidated financial statements. The fees for fiscal year 2020 also included fees billed for professional services in connection with our initial public offering in December 2020.

(2)
“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.”

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material” and shall not be deemed to be “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited consolidated financial statements as of and for the year ended December 31, 2020. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the U.S. Securities and Exchange Commission.
The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the U.S. Securities and Exchange Commission.
Submitted by the Audit Committee
W. Eric Carlborg, Chair
Cathleen Black
Narendra Gupta

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Our Board of Directors
Our Board of Directors currently consists of seven members. Five of our directors are independent within the meaning of the listing standards of the Nasdaq Global Market (“Nasdaq”). At the Annual Meeting, six directors will be elected, each to serve until the 2022 annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Ashish Gupta will not stand for re-election and will retire from our Board of Directors at the Annual Meeting.
The members of our Board of Directors and their ages as of March 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Position	Director Since
Rajeev K. Goel	43	Chief Executive Officer, Director	2006
Amar K. Goel	44	Chief Innovation Officer, Chairman, Director	2006
Cathleen Black*	77	Director	2014
W. Eric Carlborg*	57	Director	2012
Susan Daimler*	43	Director	2020
Ashish Gupta*	54	Director	2010
Narendra K. Gupta*	72	Director	2011
* Denotes Independent Director

Rajeev K. Goel Chief Executive Officer, Director
Rajeev K. Goel is one of our co-founders and has served as our Chief Executive Officer since December 2008. He also has served as a member of our Board of Directors since September 2006. He served as our General Manager from 2006 to 2008. Before co-founding our company, Mr. Goel served in various technical and business roles, including as a product marketing director at SAP AG, a publicly traded multinational enterprise software company, from 2005 to 2007. Mr. Goel was a Principal at Diamond Management and Technology Consultants, Inc., an information technology strategy consulting firm, from 2001 to 2005, and a co-founder and Vice President of Technology of Chipshot.com, an online retailer of custom-built golf equipment, from 1996 to 2000. Mr. Goel holds a B.A. in Economics, Political Science, and Spanish from The Johns Hopkins University and an M.S. in Computer and Information Technology from the University of Pennsylvania.

Our Board of Directors believes that Mr. Goel possesses specific attributes that qualify him to serve as a director, including the historical knowledge, operational expertise, and continuity that he brings to our Board of Directors as our co-founder and Chief Executive Officer.

Amar K. Goel Chief Innovation Officer, Chairman, Director
Amar K. Goel is our founder and has served as a member of our Board of Directors and Chairman since 2006. He has served as our Chief Innovation Officer, since February 2021, and previously supported us in various roles since our founding. He currently works for the company on a part-time basis. Since May 2020, Mr. Goel has also served as a co-founder of Safeter Inc., a company focused on helping workforces safely return to work amidst the COVID-19 pandemic. Mr. Goel served as our Chief Executive Officer from 2006 to 2008. He served as Chairman of the board of directors of RevX, Inc., an Asia-focused mobile advertising company from 2015 to 2018. Previously, he was the founder of Komli Media, Inc., an Asia-focused digital media platform company that was spun out of our company, where he served as Chairman of the board of directors from 2008 to 2015 and Chief Executive Officer from 2006 to 2011 and again from December 2013 to September 2015. Mr. Goel also served in various sales roles at Microsoft Corporation, a software, services and hardware company, from 2003 to 2006 and as a consultant at McKinsey & Co., a global management consulting firm, from 2000 to 2003. He was the co-founder, President, and Chief Executive Officer of Chipshot.com, an online retailer of custom-built golf equipment, from 1995 to 2000. Mr. Goel holds an A.B. in Economics and an M.S. in Computer Science from Harvard University.

Our Board of Directors believes that Mr. Goel possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as our founder and his operational expertise and experience with software and digital advertising.

Cathleen Black Independent Former President, Hearst Corporation PubMatic Committees: Audit Committee Compensation Committee
Cathleen Black has served as a member of our Board of Directors since May 2014. Ms. Black served as chancellor of the New York City Department of Education in 2011, as President of Hearst Corporation, a multinational mass media group, from 1995 to 2010, and as President and Chief Executive Officer of Newspaper Association of America, a newspaper trade association, from 1991 to 1996. Ms. Black has previously served on the boards of directors of International Business Machines Corporation, a publicly traded multinational technology and consulting corporation, from 1996 to 2010 and The Coca Cola Company, a publicly traded multinational beverage company, from 1990 to 2010. Ms. Black holds a B.A. in English from Trinity College.

Our Board of Directors believes that Ms. Black possesses specific attributes that qualify her to serve as a director, including her background in media and business management.

W. Eric Carlborg Independent General Partner, August Capital PubMatic Committees: Audit Committee
W. Eric Carlborg has served as a member of our board of directors since May 2012. Mr. Carlborg has served as an investment professional and a partner at August Capital, a venture capital firm, since 2010. Before August Capital, Mr. Carlborg served in various executive and financial positions, including: partner at Continental Investors LLC, an investment company; managing director of investment banking with Merrill Lynch & Co., a financial services company; Chief Financial Officer at Provide Commerce, Inc., an online provider of high quality gifts, and Einstein/Noah Bagel Corp., a wholly owned subsidiary of Einstein Noah Restaurant Group, Inc., a food service company; and Chief Strategy Officer at Go2Net, Inc., a provider of Internet products and services. Mr. Carlborg previously served as a member of the board of directors of Blue Nile, Inc., an online retailer of fine jewelry and zulily, inc, an online daily deal company. Mr. Carlborg holds a B.A. in Economics from the University of Illinois and an M.B.A. from the University of Chicago’s Booth School of Business.

Our Board of Directors believes that Mr. Carlborg possesses specific attributes that qualify him to serve as a director, including his background in accounting and financial management and his deep understanding of our financial statements and our business.

Susan Daimler Independent President, Zillow Group, Inc. PubMatic Committees: Compensation Committee Nominating and Corporate Governance Committee
Susan Daimler has served as a member of our Board of Directors since November 2020. Ms. Daimler currently serves as President of Zillow Group, Inc., a publicly traded real estate technology company, leading the Premier Agent business and overseeing the buyer and seller product teams, StreetEasy and the corporate relations function, which includes internal and external communications, government relations and social impact. Ms. Daimler joined Zillow in October 2012 after its acquisition of Buyfolio, Inc., a co-shopping platform for real estate agents and home buyers, which she co-founded in 2009. Prior to Buyfolio, Ms. Daimler also co-founded the travel website SeatGuru, which was acquired by Expedia Group Inc. in 2007. She currently serves on the Board of Trustees at The Johns Hopkins University and previously served as the chairperson of the school’s Advisory Board to the Dean of Arts & Sciences. She earned a Bachelor of Arts in English from Johns Hopkins University.

Our Board of Directors believes that Ms. Daimler possesses specific attributes that qualify her to serve as a director, including her extensive business operating experience.

Ashish Gupta Independent Senior Managing Director, Helion Advisors
Ashish Gupta has served as a member of our Board of Directors since 2010. Mr. Gupta has been director and Senior Managing Director at Helion Advisors, or Helion Investment Partners, a venture capital advisory firm, since 2006. Before Helion Advisors, Mr. Gupta served in various investment and technical positions, including as: a venture partner at Woodside Fund, a venture capital firm, from 2002 to 2006; Director of Engineering at Amazon.com, Inc., an ecommerce company, from 1998 to 2000; and Vice President of Engineering at Junglee Corp., a database technology company that was acquired by Amazon.com, Inc. from 1996 to 1998. Mr. Gupta serves as a member of the board of directors of InfoEdge (India) Limited, a publicly traded Indian online classified ads company. He holds a B. Tech. in Computer Science from the Indian Institute of Technology, Kanpur, and a Ph.D. in Computer Science from Stanford University.

Mr. Gupta will not stand for re-election and will retire from our Board of Directors at the Annual Meeting.

Narendra K. Gupta Lead Independent Director Managing Director, Nexus Venture Partners PubMatic Committees: Audit Committee Compensation Committee Nominating and Corporate Governance Committee
Narendra (Naren) K. Gupta has served as a member of our Board of Directors since February 2011. Mr. Gupta co-founded and has served as Managing Director of Nexus Venture Partners, a US/India venture capital fund, since 2006. Mr. Gupta founded Integrated Systems Inc., a provider of products for embedded software development, in 1980, and served as its President, Chief Executive Officer, and Chairman at various times until 2000. Mr. Gupta served as a member of the board of directors of Red Hat Inc., an open-source software company, from 2005 to 2019, and as the chairman of its board of directors from 2017 to 2019. Previously, he served on the boards of Wind River Systems, Inc., a provider of device software optimization solutions and Tibco Software Inc., an enterprise software company. He also serves as a member of the Board of Trustees of the California Institute of Technology, or Caltech. Mr. Gupta holds a B. Tech. in Engineering from the Indian Institute of Technology, Delhi, an M.S. in Engineering from Caltech, and a Ph.D. in Engineering from Stanford University.

Our Board of Directors believes that Mr. Gupta possesses specific attributes that qualify him to serve as a director, including his experience as a current and former executive and board member of a number of technology-related private and public companies, as an investor in global companies, as well as his science and technology expertise.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, committee structure and functions, and other policies for the governance of the Company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investors.pubmatic.com/investor-relations.
Codes of Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of conduct is posted on the investor relations section of our website at https://investors.pubmatic.com/investor-relations. We intend to disclose future amendments to our code of conduct, or waivers of these provisions, on the same website or in public filings.

Our Team and Culture
Our culture and our team are our most important asset in building and expanding our business. Our team identifies new problems to solve, builds solutions, optimizes and extends our infrastructure, and acquires and serves customers. We believe that strong and diverse customer teams deepen customer relationships, promote innovation, and increase productivity.
Our people strategy revolves around creating employee experiences that foster deep employee engagement built upon personal development and achievement that is supported by continuous feedback, learning, and team building. Our steadfast focus on driving employee engagement has resulted in increasing employee retention rates and average global tenure. Our workplaces in the United States have been certified by Great Place To Work (2017-2021) and recognized on Fortune’s list of Best Workplaces in the Bay Area 2020. Our India subsidiary has also been certified by Great Place To Work (2018-2021) as well as named to the list of Great Mid-size Workplaces and Best Workplaces in IT & IT-BPM in 2019 and 2020.
We have achieved these results by delivering custom learning programs and creating opportunities for advancement that align with the dynamic needs of our business. Our practice of open and transparent communication coupled with a performance-based approach to compensation has created a culture in which employees feel empowered in their ability to influence and impact our business and be rewarded for their efforts. The value proposition we offer to our employees is rounded out with strong benefits programs that include paid family leave, health and wellness benefits and company sponsored opportunities to give back to the communities in which they work and live.
We are also committed to being inclusive in our hiring practices, promotion practices, and management practices as a means of ensuring equal opportunity for all employees as we continue to diversify our workforce. The diversity of our workforce has been publicly documented since 2017 with our annual Diversity & Inclusion Report. Our Inclusion Action Plan for 2020-2021 consists of five areas that focus on listening, learning, hiring, socio-economic support, and activism. This plan will be executed in part by our newly established Diversity & Inclusion Committee. The plan has a global focus that takes into consideration regional cultural differences to provide interactive employee experiences that drive continuous support for inclusion throughout our organization.
It has always been our goal to attract and retain the best talent in the industry and our inclusive interview process includes finding those candidates that best add to our company mission, values, and cultural principles. These three guiding elements form a social contract between employees as well as set expectations for the common behaviors we can expect from each other and inform how we treat our customers. They are infused in every aspect of our business, from employee experience and workplace culture to marketing strategies and customers success.
Our mission: fuel the endless potential of Internet content creators.
Values:
•We put the customer first.
•We are biased towards action.
•We are leaders and innovators.
•We are committed to integrity.
•We celebrate teamwork.

Cultural Principles:
•We will empower every individual team member and treat each other as partners.
•We will make having fun a priority.
•We will hire and retain the best talent.

•We will communicate internally with honesty, transparency, and authenticity, including positive and negative information.
•We will encourage diversity and inclusion of ideas and people, creating a high-trust and high-performance workplace.

As of December 31, 2020, we had 548 employees, of whom 198 were located in the United States, 260 in India, and 90 in our other offices around the world.
Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals: Rajeev K. Goel and Amar K. Goel, respectively. This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.
Our corporate governance principles, established by our Board of Directors, provide that when the Chair and Chief Executive Officer positions are held by the same person or by directors who are not independent, a lead independent director will be designated. Because neither our Chairman, Amar K. Goel, nor our Chief Executive Officer, Rajeev K. Goel, is independent, our Board of Directors appointed Narendra Gupta to serve as our lead independent director. As lead independent director, Mr. Gupta, among other responsibilities, presides over executive sessions of our independent directors, serve as a liaison between the Chairman and the independent directors, and performs such functions and responsibilities as our Board of Directors may otherwise determine and delegate.
Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.
Director Independence
Our Class A common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must constitute a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that Ms. Black, Mr. Carlborg, Ms. Daimler, Ashish Gupta, and Narendra Gupta are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.
Family Relationships
Amar K. Goel and Rajeev K. Goel are brothers. Otherwise, there are no family relationships between any of our directors or executive officers.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investors.pubmatic.com/investor-relations.
Audit Committee
Our Audit Committee is composed of Mr. Carlborg, Mr. Gupta and Ms. Black. Mr. Carlborg is the chairman of our Audit Committee. Mr. Gupta is not independent for purposes of the Audit Committee and we are relying on the exemption set forth in the Nasdaq rules that provides for a one-year phase-in period for audit committees of a newly public company. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Carlborg is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:
•selecting and hiring our independent registered public accounting firm;
•the qualifications, independence and performance of our independent auditors;
•the preparation of the audit committee report to be included in our annual proxy statement;
•overseeing our compliance with legal and regulatory requirements;
•our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
•reviewing and approving related-person transactions.
Compensation Committee

Our Compensation Committee is composed of Ms. Black, Ms. Daimler and Mr. Gupta. Ms. Black is the chairman of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:
•evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•evaluating and providing input for non-employee director compensation arrangements for determination by the management team;
•administering our cash-based and equity-based compensation plans; and
•overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.
The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.
During the fiscal year ended December 31, 2020, the Compensation Committee engaged an independent executive compensation consulting firm, Frederic W. Cook & Company (“FW Cook”), to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters. Specifically, FW Cook was engaged to:
•provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•review market practices regarding base salary, bonus and equity programs.
Representatives of FW Cook met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. FW Cook worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by FW Cook during the fiscal year ended December 31, 2020 raised any conflict of interest.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Ms. Daimler and Mr. Gupta, who serves as the chairman of the committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying, considering and recommending candidates for membership on our Board of Directors;
•overseeing the process of evaluating the performance of our Board of Directors; and
•advising our Board of Directors on other corporate governance matters.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves or has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the year ended December 31, 2020.
Anti-hedging
We have adopted an insider trading policy that that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.
Board and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During the fiscal year ended December 31, 2020, the Board of Directors held nine meetings; the Audit Committee held four meetings; the Compensation Committee held eight meetings; and the Nominating and Corporate Governance Committee held one meeting. During the fiscal year ended December 31, 2020, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.
Board Attendance at Annual Stockholders’ Meeting
We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:
PubMatic, Inc.
c/o Corporate Secretary
3 Lagoon Drive, Suite 180
Redwood City, California 94065
All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the

Board of Directors.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
Our Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.
Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in media and technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.
In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, PubMatic, Inc., 3 Lagoon Drive, Suite 180, Redwood City, California 94065. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”
Non-Employee Director Compensation
Our Board of Directors has adopted a non-employee director compensation program which provides for the following compensation to non-employee directors:
Annual Cash Compensation
(1)General Board Service Fee: $35,000
(2)Lead Independent Director Fee (in addition to General Board Service Fee): $20,000
(3)Committee Chair Service Fee (in addition to General Board Service Fee; in lieu of Non-Chair Committee Member Service Fee set forth below):
(a)Audit Committee chair: $20,000
(b)Compensation Committee chair: $15,000
(c)Nominating and Governance Committee chair: $7,000
(4)Non-Chair Committee Member Service Fee (in addition to General Board Service Fee; in lieu of Committee Chair Service Fee):
(d)Audit Committee member: $10,000
(e)Compensation Committee member: $7,500
(f)Nominating and Governance Committee member: $3,500
Each of the foregoing fees will be paid quarterly in arrears, in each case so long as the non-employee director continues to provide services in the applicable non-employee director capacity to us through such date and will be pro-rated (based on full calendar months served). Non-employee directors may elect to receive their cash fees in the form of deferred stock units. Any cash fees paid in the form of deferred stock units will settle on the earliest to occur of (i) the third anniversary of the annual stockholders meeting for the year in which such fees are payable, (ii) the date of a change of control, or (iii) the date of such non-employee director’s separation from service.
Annual Equity Compensation
Each non-employee director will be entitled to an annual equity award with an aggregate value of $175,000 (the “Annual Award”). The Annual Award will be payable in the form of restricted stock units and will vest on the earliest of (a) the date of the next annual meeting of our stockholders, (b) the date that is one year following the grant date, (c) the non-employee director’s death or disability, or (d) the date of a change in control. Non-employee directors may also elect to receive the Annual Award in the form of deferred stock units that settle on the earliest to occur of (i) the third anniversary of the grant date, (ii) the non-employee director’s death or disability, (iii) the date of a change of control, or (iv) the date of such non-employee director’s separation from service.
Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the fiscal year ended December 31, 2020. Employee directors receive no compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Cathleen Black(3)	25,000	—	25,000
W. Eric Carlborg	—	—	—
Susan Daimler	—	175,000	175,000
Ashish Gupta	—	—	—
Narendra K. Gupta	—	—	—
(1)The amounts reported in this column represent the aggregate grant date fair value of the stock awards granted to our directors during the year ended December 31, 2020 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by our directors.
(2)Equity awards for non-employee directors are payable in the form of restricted stock units (“RSU”), with each RSU being entitled to receive one share of our Class A common stock at the time of vesting for no consideration. Ms. Daimler was awarded 8,750 RSUs which will vest on December 9, 2021, subject to Ms. Daimler’s provision of service to us as a non-employee director on such date.
(3)As of December 31, 2020, Ms. Black held options, all of which have vested, to purchase 75,000 shares of our Class B common stock with an exercise price per share of $1.11, which were granted in August 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of April 9, 2021, for:
•each of our directors;
•each of our named executive officers;
•all of our current directors and executive officers as a group;
•each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 7,264,277 shares of Class A common stock and 42,000,411 shares of Class B common stock outstanding on April 9, 2021. We have deemed all shares of common stock subject to options that are currently exercisable or that will become exercisable within 60 days of April 9, 2021 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PubMatic, Inc., 3 Lagoon Drive, Suite 180, Redwood City, California 94065.

	Shares Beneficially Owned
	Class A		Class B		% of Total Voting Power †
Name of Beneficial Owner	Shares	%	Shares	%
Directors and Named Executive Officers:
Rajeev K. Goel(1)	—	—	4,864,807	11.6	9.9
Amar K. Goel(2)	—	—	5,322,547	12.7	10.8
Steven Pantelick(3)	—	—	940,461	2.2	1.9
Jeffrey K. Hirsch(4)	—	—	305,086	*	*
Cathleen Black(5)	—	—	89,577	*	*
W. Eric Carlborg(6)	—	—	7,173,750	17.1	14.6
Susan Daimler(7)	—	—	3,000	*	*
Ashish Gupta(8)	—	—	7,527,420	17.9	15.3
Narendra Gupta(9)	—	—	10,624,843	25.3	21.6
All executive officers and directors as a group (11 persons)(10)	—	—	37,588,296	89.5	76.3
Other 5% Stockholders:
Nexus India Capital I, LP(9)	—	—	10,624,843	25.3	21.6
Helion Venture Partners, LLC(8)	—	—	7,527,420	17.9	15.3
August Capital V Special Opportunities, L.P.(6)	—	—	7,173,750	17.1	14.6
Entities affiliated with Draper Fisher Jurvetson(11)	—	*	3,656,144	8.7	7.4
Ameriprise Financial, Inc.(12)	517,371	7.1	—	—	1.1
BlackRock, Inc.(13)	700,587	9.6	—	—	1.4
Pendal Group Limited(14)	500,000	6.9	—	—	1.0
Schonfeld Strategic Advisors LLC(15)	442,200	6.1	—	—	*

___________
* Represents beneficial ownership of less than one percent.
† Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, voting together as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share.
(1)Consists of (i) 210,984 shares of Class B common stock held by Mr. Goel, (ii) 780,835 shares of Class B common stock held by The Goel Family Trust, of which Mr. Goel is a beneficiary, (iii) 581,260 shares of Class B common stock held by Mr. Goel, as custodian for the benefit of his children under the California Uniform Transfers to Minors Act, (iv) 400,000 shares of Class B common stock held by The Goel Heritage Trust, of which Mr. Goel’s children are beneficiaries, (v) 68,616 shares of Class B common stock held by The Goel Family Gift Trust, of which family members of Mr. Goel and certain other individuals are beneficiaries, (vi) 308,775 shares of Class B common stock held by a trust, of which a child of Mr. Goel is a beneficiary, (vii) 308,775 shares of Class B common stock held by a trust, of which a child of Mr. Goel is a beneficiary, and (viii) 2,205,562 shares of Class B common stock subject to options held by Mr. Goel that are exercisable within 60 days of April 9, 2021, of which 138,381 options are unvested but early exercisable within 60 days of April 9, 2021.
(2)Consists of (i) 1,000,000 shares of Class B common stock held by the Marais Irrevocable Trust, of which Mr. Goel’s spouse is a beneficiary, (ii) 1,000,000 shares of Class B common stock held by the Tuscan Irrevocable Trust, of which Mr. Goel is a beneficiary, (iii) 660,652 shares of Class B common stock held by the RAJN Trust-A, of which a child of Mr. Goel is a beneficiary, (iv) 660,652 shares of Class B common stock held by the RAJN Trust-N, of which a child of Mr. Goel is a beneficiary, (v) 1,450,836 shares of Class B common stock held by the Birchwood Trust, of which Mr. Goel and his spouse are the beneficiaries, (vi) 443,414 shares of Class B common stock held by Mr. Goel, as custodian for the benefit of his children under the California Uniform Transfers to Minors Act, and (vii) 106,993 shares of Class B common stock subject to options held by Mr. Goel that are exercisable within 60 days of April 9, 2021.
(3)Consists of 266,664 shares of Class B common stock held by Mr. Pantelick, and 673,797 shares of Class B common stock subject to options held by Mr. Pantelick that are exercisable within 60 days of April 9, 2021.
(4)Consists of 305,086 shares of Class B common stock subject to options held by Mr. Hirsch that are exercisable within 60 days of April 9, 2021.
(5)Consists of 14,577 shares held by Ms. Black, and 75,000 shares subject to options held by Ms. Black that are exercisable within 60 days of April 9, 2021.
(6)Consists of 7,173,750 shares of Class B common stock held by August Capital V Special Opportunities, L.P. (“August V SO”). August Capital Management V, L.L.C. is the general partner of August V SO and may be deemed to have sole voting power and sole investment power over the shares held by August V SO. Howard Hartenbaum and David M. Hornik are the members of August Capital Management V, L.L.C. and they may be deemed to share voting and investment power with respect to the shares held by the August Capital Funds. W. Eric Carlborg, a member of our Board of Directors, is a general partner at August Capital. The address for August V SO is August Capital, PMB #456, 660 4th Street, San Francisco, California 94107.
(7)Consists of 1,500 shares of Class B common stock held by Ms. Daimler and 1,500 shares of Class B common stock held by Ms. Daimler’s spouse.
(8)Consists of 7,527,420 shares of Class B common stock held by Helion Venture Partners, LLC (“HVP LLC”). The General Partners of HVP LLC are Ashish Gupta and Sanjeev Aggarwal. The investment manager of HVP LLC is Helion Investment Management LLC (“HIM LLC”), of which SA Holdings Global Ltd. (“SA Holdings”), and the Gupta Goyal Revocable Trust (the “Goyal Trust”) are members. Sanjeev Aggarwal has sole voting and investment power with respect to the shares held by SA Holdings. Ashish Gupta and Nita Goyal share voting and investment power with respect to the shares held by the Goyal Trust. Accordingly,

Sanjeev Aggarwal, Ashish Gupta, and Nita Goyal may be deemed to share voting and investment power over these shares. Ashish Gupta, a member of our Board of Directors, is also a director on the Board of HVP LLC. The address for HVP LLC is IQ EQ Fund Services (Mauritius) Ltd., 33 Edith Cavell Street, Port Louis 11324.
(9)Consists of 10,624,843 shares of Class B common stock held by Nexus India Capital I, L.P. (“Nexus Capital”). The sole general partner of Nexus Capital is Nexus India Management I, L.P. (“Nexus Management”), and the sole general partner of Nexus Management is Nexus India Master Management I, Ltd. (“Nexus Master”). Narendra Gupta, a member of our Board of Directors, holds sole voting, and investment power in Nexus Master, and thus may be deemed to hold sole voting and investment power over these shares. The mailing address for each of the Nexus entities is 3000 Sand Hill Road, Building 1, Suite 260, Menlo Park, California 94025.
(10)Consists of (i) 33,655,053 shares and (ii) 3,933,243 shares of Class B common stock subject to options held by executive officers and directors as a group that are exercisable within 60 days of April 9, 2021.
(11)Based solely on information reported by entities affiliated with Draper Fisher Jurvetson on a Schedule 13G filed with the SEC on February 11, 2021. The Schedule 13G reports that (i) 3,290,530 shares of Class B common stock are held by Draper Fisher Jurvetson Fund VIII, L.P. (“Fund VIII”), (ii) 283,434 shares of Class B common stock are held by Draper Associates, L.P. (“DALP”), (iii) 73,123 shares of Class B common stock are held by Draper Fisher Jurvetson Partners VIII, LLC (“Partners VIII”), (iv) 4,909 shares of Class B common stock are held by Draper Associates Riskmasters Fund II, LLC (“DARF II”), and (v) 4,148 shares of Class B common stock are held by Draper Associates Riskmasters Fund III, LLC (“DARF III”). Timothy C. Draper and John H.N. Fisher are managing directors of the general partner entities of Fund VIII that directly hold shares and as such, they may be deemed to have voting and investment power with respect to such shares. Partners VIII invests lockstep alongside Fund VIII. The managing members of Partners VIII are Timothy C. Draper and John H.N. Fisher. DALP invests lockstep alongside Fund VIII. The general partner of DALP is Draper Management Company, LLC (“DMC”). The managing member of DMC is Timothy C. Draper. DARF II and DARF III invest lockstep alongside Fund VIII. The managing member of DARF II and DARF III is Timothy C. Draper. The address for the Draper Fischer Jurvetson entities is 2882 Sand Hill Road, Suite 150 Menlo Park, California 94025. The address for DALP, DARF II and DARF III is 55 East 3rd Avenue, San Mateo, California 94401.
(12)Based solely on information reported by Ameriprise Financial, Inc. on a Schedule 13G filed with the SEC on February 12, 2021. The Schedule 13G reports that 517,371 shares of Class A common stock are held by Columbia Management Investment Advisers, LLC, with shared voting power over 517,371 shares. The address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN, 55474 and the address for Columbia Management Investment Advisers, LLC is 225 Franklin St., Boston, Massachusetts 02110.
(13)Based solely on information reported by BlackRock, Inc. on a Schedule 13G filed with the SEC on January 8, 2021. The Schedule 13G reports that 700,587 shares of Class A common stock are held by BlackRock, Inc., with sole voting power over 700,587 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(14)Based solely on information reported by Pendal Group Limited on a Schedule 13G filed with the SEC on January 21, 2021. The Schedule 13G reports that 500,000 shares of Class A common stock are held by Pendal Group Limited, with sole voting power over 500,000 shares. The address for Pendal Group Limited is Level 14, The Chifley Tower 2 Chifley Square, Sydney, 2000, NSW, Australia.
(15)Based solely on information reported by Schonfeld Strategic Advisors LLC on a Schedule 13G filed with the SEC on February 16, 2021. The Schedule 13G reports that 442,200 shares of Class A common stock are held by Schonfeld Strategic Advisors LLC, with sole voting power over 442,200 shares. The address for Schonfeld Strategic Advisors LLC is 460 Park Avenue, New York, New York 10022.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2021. Our Board of Directors appoints our executive officers, who then serve at the discretion of our Board of Directors.

Name	Age	Position
Rajeev K. Goel	43	Chief Executive Officer, Director
Amar K. Goel	44	Chief Innovation Officer, Chairman, Director
Steven Pantelick	58	Chief Financial Officer
Mukul Kumar	49	President of Engineering
Thomas C. Chow	42	General Counsel and Secretary
Jeffrey K. Hirsch	63	Chief Commercial Officer

For biographical information regarding Rajeev K. Goel and Amar K. Goel, please refer to “Board of Directors and Corporate Governance” above.
Steven Pantelick has served as our Chief Financial Officer since 2011. Before joining us, Mr. Pantelick served as the Chief Financial Officer of Aggregate Knowledge Inc., a data management platform company, from 2007 to 2010; the Chief Financial Officer and Vice President of Operations of Kodak Gallery (formerly known as Ofoto Inc.), a technology company focused on imaging solutions and services for consumers, from 2004 to 2007; and as the Chief Financial Officer of SkyPilot Network, a broadband wireless equipment and networking company, from 2002 to 2003. From 1997 to 2001, Mr. Pantelick served in several roles at Blockbuster Inc., a movie and game rental entertainment company, including as Chief Operating Officer of the New Media division, Senior Vice President of U.S. Financial Operations, and Vice President of Worldwide Planning. Prior to Blockbuster, Mr. Pantelick spent seven years with Cadbury Schweppes plc in a variety of finance roles in the United States and Europe. Mr. Pantelick holds an A.B. from Harvard University and an M.B.A. from the Tuck School of Business at Dartmouth.
Mukul Kumar is one of our co-founders and has served as our President, Engineering since 2006. Before co-founding our company, Mr. Kumar was the Director of Engineering at PANTA Systems, Inc., a high-performance computing company, from 2005 to 2006, and Director of Engineering at Veritas (India) Limited, a storage solutions company, from 1997 to 2005. Mr. Kumar holds a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Kharagpur.
Thomas C. Chow has served as our General Counsel and Secretary since July 2018. Prior to joining us, he served as Senior Counsel, Media and Technology for Snap Inc., a publicly-traded camera and social media company, from November 2017 to July 2018, as General Counsel, Chief Compliance Officer, and Secretary for Exponential Interactive, Inc., an adtech company, from February 2014 to October 2017, as Vice President, General Counsel for Vindicia, Inc., a subscription payments company, from 2011 to 2014, and as Director and Associate General Counsel for TechSoup Global, a technology non-profit organization from 2008 to 2011. Mr. Chow holds a B.A. in Sociology, with honors, from the University of California, Berkeley and a J.D. from the University of California, Hastings College of the Law.
Jeffrey K. Hirsch has served us in various roles, including in his current role as our Chief Commercial Officer, since March 2019, and previously supported us in various other roles, including, as our Head of Global Publisher Development, between January 2017 and February 2019, and our Chief Marketing Officer, between July 2016 and February 2019. Prior to joining us, he served as Chief Marketing Officer for SundaySky, Inc., a personalized video technology company, from June 2015 to June 2016, as President for Digital Remedy, a digital media execution and technology company, from July 2013 to May 2015, as Chief Executive Officer of Underdog Media, LLC, from 2011 to 2013, as Chief Executive Officer for Audience Science, Inc., a global data technology company, from 2008 to 2011, and Chief Revenue Officer for Audience Science, Inc. from 2006 to 2008. Mr. Hirsch holds a B.A. in Experimental Psychology from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

We became a public company in December 2020, and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.
Executive Officers
For our fiscal year ended December 31, 2020, our named executive officers, were Rajeev K. Goel, our Chief Executive Officer, Amar K. Goel, our Chief Innovation Officer, Steven Pantelick, our Chief Financial Officer, and Jeffrey K. Hirsch, our Chief Commercial Officer.
Summary Compensation Table
The following table presents sets forth information regarding the total compensation, for services rendered in all capacities, that was paid or awarded to or earned by our named executive officers during the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position		Salary ($)	Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Rajeev K. Goel, Chief Executive Officer	2020 2019	500,000 450,000	463,741 313,188	2,283,273 409,242	500,000 450,000	— —	3,747,014 1,622,430
Amar K. Goel, Chief Innovation Officer	2020 2019	257,593 305,882	148,125 153,682	189,940 155,254	159,707 214,118	— —	755,365 828,936
Steven Pantelick, Chief Financial Officer	2020 2019	454,545 400,000	227,655 156,594	762,277 245,391	245,955 225,000	— —	1,690,432 1,026,985
Jeffrey K. Hirsch(2) Chief Commercial Officer	2020	367,813	204,683	378,252	220,687	—	1,171,435
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(1)The amounts reported in this column represent the aggregate grant date fair value of the stock options awarded to the named executive officer during each respective fiscal year as determined in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (ASC 718) and recorded as stock-based compensation in our financial statements. The assumptions used in calculating the dollar amounts recognized for financial statement reporting purposes of the option awards reported in this column are set forth in Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These dollar amounts reflect the accounting cost for these option awards and do not necessarily correspond to the actual economic value of the awards.
(2)Mr. Hirsch was not a named executive officer prior to 2020.
Equity Compensation
From time to time, we grant equity awards in the form of stock options to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service with us. Each of our named executive officers currently holds outstanding options to purchase shares of our Class B common stock that were granted under our 2006 Stock Option Plan and 2017 Equity Incentive Plan, as set forth in the table below for “2020 Outstanding Equity Awards at Fiscal Year-End.”
In July 2020, we granted Rajeev K. Goel, Amar K. Goel, Steven Pantelick and Jeffrey K. Hirsch options to purchase 600,000 shares, 50,000 shares, 200,000 shares and 100,000 shares of our Class B common stock, respectively, in each case at an exercise price of $2.16 per share, under our 2017 Equity Incentive Plan. The shares subject to these options vest monthly, in equal installments, over the 48-month period following the grant, subject to the optionee’s continued service through each vesting date.
The options are subject to vesting acceleration upon a change of control as described under the caption “Executive Compensation—Retention Agreements.”
Non-Equity Incentive Plan Compensation
During 2020, each of our named executive officers earned cash bonuses based on his participation in our 2020 Executive Bonus Plan (the “Executive Bonus Plan”). Under the Executive Bonus Plan, our named executive officers were eligible to receive bonuses based on the achievement of individual performance targets and our overall performance as measured by gross revenue associated with publisher accounts, revenue gross profit, and adjusted net income. Total cash bonus awards for 2020 were targeted at $500,000 for Rajeev K. Goel, $159,707 for Amar K. Goel, $245,955 for Steven Pantelick and $220,687 for Jeffrey K. Hirsch. In February 2020, our Compensation Committee determined, based upon our achievement in excess of certain target financial metrics set forth in the executive bonus plan, to approve total cash bonus awards of $963,741 for Rajeev K. Goel, $307,832 for Amar K. Goel, $473,610 for Steven Pantelick and $425,370 for Jeffrey K. Hirsch.
Employment Agreements
Rajeev K. Goel
On December 18, 2007, we entered into an offer letter, as amended and restated on May 10, 2017, with Mr. Goel, our Chief Executive Officer. This offer letter provides for an annual base salary, paid in periodic installments in accordance with our regular payroll practices and subject to applicable withholdings and deductions. Mr. Goel is an at-will employee and does not have a fixed employment term but has agreed to provide two months’ written notice of intention to terminate. Pursuant to Mr. Goel’s offer letter, he is eligible to participate in our annual performance bonus plan and our employee benefit plans, including health insurance, that we offer to our employees.
Amar K. Goel
On August 24, 2016, we entered into an offer letter, as amended July 15, 2019, with Mr. Goel, our Chief Innovation Officer, Founder, and Chairman. This offer letter provides for an annual base salary, paid in periodic installments in accordance with our regular payroll practices and subject to applicable withholdings and deductions. Mr. Goel is an at-will employee and does not have a fixed employment term but has agreed to provide two months’ written notice of intention to terminate. Pursuant to Mr. Goel’s offer letter, he is eligible to participate in our annual performance bonus plan and our employee benefit plans, including health insurance, that we offer to our employees.
Steven Pantelick
On November 7, 2011, we entered into an offer letter, as amended May 10, 2017, with Mr. Pantelick, our Chief Financial Officer. This offer letter provides for an annual base salary, paid in periodic installments in accordance with our regular payroll practices and subject to applicable withholdings and deductions. Mr. Pantelick is an at-will employee and does not have a fixed employment term but has agreed to provide two months’ written notice of intention to terminate. Pursuant to Mr. Pantelick’s offer letter, he is eligible to participate in our annual performance bonus plan and our employee benefit plans, including health insurance, that we offer to our employees.
Jeffrey K. Hirsch

On July 18, 2016, we entered into an offer letter with Mr. Hirsch, our Chief Commercial Officer. This offer letter provides for an annual base salary, paid in periodic installments in accordance with our regular payroll practices and subject to applicable withholdings and deductions. Mr. Hirsch is an at-will employee and does not have a fixed employment term but has agreed to provide two months’ written notice of intention to terminate. Pursuant to Mr. Hirsch’s offer letter, he is eligible to participate in our annual performance bonus plan and our employee benefit plans, including health insurance, that we offer to our employees.
Retention Agreements
On January 29, 2021, we entered into retentions agreements (the “Retention Agreements”) with each of Rajeev K. Goel, Amar K. Goel, Steven Pantelick and Jeffrey K. Hirsch. The Retention Agreements were approved by the Compensation Committee and supersede all other agreements and understandings between the us and each participant with respect to any severance entitlement and vesting acceleration entitlements, if any.
The Retention Agreements provide for the provision of certain benefits, as described below, upon either a termination by us of the participant’s employment without “cause” or a voluntarily resignation for “good reason” (each, as defined in the Retention Agreements, and collectively a “qualifying termination”). In addition, the Retention Agreements provide for different benefits in the event of a “qualifying termination” either (x) within 24 months following a “change of control” (as defined in the Retention Agreements) or (y) within three months preceding a “change of control” (provided that such termination follows a “potential change of control,” as defined in the Retention Agreements; collectively, a “CIC qualifying termination”). Payment of all benefits under the Retention Agreements will be contingent upon the participant’s execution of a release of claims within 60 days following his or her separation from service, and no payments will be made pursuant to the Retention Agreements until the expiration of such 60-day period.
The Retention Agreements are subject to a three-year term, with automatic auto-renewal unless we provide prior notice of non-renewal three months in advance of the renewal date. Non-renewal of the Retention Agreements does not constitute a qualifying termination or a CIC qualifying termination.
The Retention Agreements provide for different benefits upon a qualifying termination or a CIC qualifying termination dependent on a participant’s level of participation. Rajeev K. Goel entered into a Chief Executive Officer Retention Agreement and each of Amar K. Goel, Steven Pantelick and Jeffrey K. Hirsch entered into a tier 1 Retention Agreement (each of Amar K. Goel, Steven Pantelick and Jeffrey K. Hirsch, the “tier 1 participants”). The benefits provided for in the Retention Agreements are set forth below.
In the event of a qualifying termination, a participant will be entitled to:
•salary continuation for a fixed period following the date of such termination, with such period equal to: (x) 18 months for Rajeev K. Goel and (y) 12 months for tier 1 participants;
•a lump-sum payment equal to a pro-rata portion of the participant’s annual target bonus for the then-current fiscal year (payable when such bonuses are paid to our other executives);
•continued coverage under our health, dental, and vision plans for a fixed period following the date of such termination, with such period equal to: (x) 15 months for Rajeev K. Goel and (y) 12 months for tier 1 participants;
•a period of 12 months following the date of such qualifying termination to exercise such participant’s then-outstanding vested options (provided that in no event will such options remain outstanding beyond such option’s expiration date); and
•solely with respect of Rajeev K. Goel, acceleration of the vesting of each then-outstanding unvested equity award (other than awards that vest based on the satisfaction of performance criteria) as though he had provided an additional 12 months of service.

In the event of a CIC qualifying termination, a participant will be entitled to:
•a lump-sum payment equal to the amount of base salary that would be payable during a fixed period following the date of such termination, with such period equal to: (x) 18 months for Rajeev K. Goel and (y) 12 months for tier 1 participants;
•a lump sum payment equal to a set multiplier of the participant’s then-current target bonus opportunity, with such multiplier equal to: (x) 150% for Rajeev K. Goel and (y) 100% for tier 1 participants;
•a lump-sum payment equal to a pro-rata payment of the participant’s then-current target bonus amount;
•continued coverage under our health, dental, and vision plans for a fixed period following the date of such termination, with such period equal to: (x) 18 months for Rajeev K. Goel and (y) 15 months for tier 1 participants;
•a period of 12 months following the date of such CIC qualifying termination to exercise such participant’s then-outstanding vested options (provided that in no event will such options remain outstanding beyond such option’s expiration date); and
•full vesting acceleration for each of such participant’s then-outstanding equity awards (other than awards that vest based on the satisfaction of performance criteria).
Notwithstanding the foregoing, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the payment or settlement of benefits under the Retention Agreements may be delayed for six months if the participant is a “specified employee” pursuant to Section 409A of the Code at the time of his or her separation from service with us.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2020.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Vesting Commencement Date
Rajeev K. Goel	07/08/2016(1)	1,198,442	—	1.11	07/07/2026	08/01/2016
	05/02/2017(2)(3)	240,574	—	2.15	05/01/2027	02/01/2017
	03/14/2018(2)(3)	342,708	7,292	3.89	03/13/2028	01/01/2018
	05/21/2019(2)(3)	220,673	29,327	2.97	05/20/2029	01/01/2019
	07/29/2020(2)(3)	187,500	412,500	2.16	07/28/2030	01/01/2020
Amar K. Goel	05/02/2017(2)(3)	6,250	—	2.15	05/01/2027	02/01/2017
	03/14/2018(2)(3)	25,713	49,687	3.89	03/13/2028	01/01/2018
	05/21/2019(2)(3)	53,437	41,563	2.97	05/20/2029	01/01/2019
	07/29/2020(2)(3)	15,625	34,375	2.16	07/28/2030	01/01/2020
Steven Pantelick	12/13/2011(1)	156,536	—	1.50	12/12/2021	11/07/2011
	07/08/2016(1)	28,410	—	1.11	07/07/2026	08/01/2016
	05/02/2017(2)(3)	175,000	—	2.15	05/01/2027	02/01/2017
	03/14/2018(2)(3)	162,500	37,500	3.89	03/13/2028	01/01/2018
	05/21/2019(2)(3)	84,375	65,625	2.97	05/20/2029	01/01/2019
	07/29/2020(2)(3)	62,500	137,500	2.16	07/28/2030	01/01/2020
Jeffrey K. Hirsch	08/16/2016(1)	175,000	—	1.11	08/15/2026	07/18/2016
	03/14/2018(2)(3)	56,875	13,125	3.89	03/13/2028	01/01/2018
	05/21/2019(2)(3)	39,375	30,625	2.97	05/20/2029	01/01/2019
	07/29/2020(2)(3)	31,250	68,750	2.16	07/28/2030	01/01/2020

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(1)    Granted under our 2006 Stock Option Plan.
(2)    Granted under our 2017 Equity Incentive Plan.
(3)    Of the total award, 1/48th of the shares of Class B common stock underlying the stock option vest monthly beginning on the one-month anniversary of the vesting commencement date, subject to the optionee’s continued service through the applicable vesting date.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2020 to the present, there have been no transactions other than the ones described below, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Board of Director and Corporate Governance” and “Executive Compensation” above.
Policies and Procedures for Related-Party Transactions
Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or our Nominating and Corporate Governance Committee in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the related party’s relationship to the Company and interest in the transaction and the potential impact on a director’s independence if the related party is a director.
Relationship with Zillow Group, Inc.
Susan Daimler currently serves as President of Zillow Group, Inc. (“Zillow”). Zillow has been a customer of ours since 2012 and we earned approximately $0.36 million on Zillow advertising that ran through our platform in the fiscal year ended December 31, 2020. We have standard customer agreements with Zillow that were negotiated in the ordinary course of business.
Transactions with Directors and Officers
The Goel Family Trust Promissory Note, Stock Pledge Agreement and Put Option Agreement. On August 30, 2018, we entered into a secured non-recourse promissory note and stock pledge agreement with The Goel Family Trust dated September 25, 2012 (“The Goel Family Trust”), a trust controlled by Rajeev K. Goel, our co-founder and Chief Executive Officer, and a put option agreement with Mr. Goel (collectively, “The Goel Family Trust Transaction Documents”). Pursuant to The Goel Family Trust Transaction Documents, we purchased from The Goel Family Trust a promissory note in the principal amount of $3.0 million. This promissory note was due on August 30, 2021, bore interest at the rate of 2.42% per annum and was secured by the stock pledge agreement. The stock pledge agreement provided, among other things that 1,200,000 shares of our common stock held by The Goel Family Trust was pledged to us to secure the payment and performance of the obligations of The Goel Family Trust under the promissory note. The put option agreement provided, among other things, that if Mr. Goel repaid the promissory note with shares subject to the pledge agreement and incurred income and/or capital gains tax obligations resulting from the surrender and cancellation of such shares, then Mr. Goel would have the right to cause us to purchase the minimum number of shares of our common stock necessary to cover such tax obligation at a price equal to the fair market value of such shares on the date of sale. The Goel Family Trust repaid the promissory note on September 25, 2020.
The Blue Rock Trust Promissory Note, Stock Pledge Agreement and Put Option Agreement. On August 30, 2018, we entered into a secured non-recourse promissory note and stock pledge agreement with the Blue Rock

Trust, N/A (the “Blue Rock Trust”), a trust controlled by Amar K. Goel, our founder and Chairman, and a put option agreement with Mr. Goel (collectively, the “Blue Rock Trust Transaction Documents”). Pursuant to the Blue Rock Trust Transaction Documents, we purchased from the Blue Rock Trust a promissory note in the principal amount of $1.0 million. This promissory note was due on August 30, 2021, bore interest at the rate of 2.42% per annum and was secured by the stock pledge agreement. The stock pledge agreement provided, among other things that 400,000 shares of our common stock held by the Blue Rock Trust were pledged to us to secure the payment and performance of the obligations of the Blue Rock Trust under the promissory note. The put option agreement provided, among other things, that if Mr. Goel repaid the promissory note with shares subject to the pledge agreement and incurred income and/or capital gains tax obligations resulting from the surrender and cancellation of such shares, then Mr. Goel would have the right to cause us to purchase the minimum number of shares of our common stock necessary to cover such tax obligation at a price equal to the fair market value of such shares on the date of sale. The Blue Rock Trust repaid the promissory note on August 31, 2020.
Investors’ Rights Agreement. In October 2020, we amended and restated our certificate of incorporation to amend the conversion ratio of our existing Series D and Series D Prime convertible preferred stock such that we would issue additional shares of Class B common stock to the holders thereof if the initial public offering price per share was less than $10.1845, with respect to the Series D convertible preferred stock, and $12.0543 with respect to the Series D Prime convertible preferred stock. In exchange therefor, our preferred stockholders, including entities with which certain of our directors are affiliated, agreed to eliminate the minimum share price requirement for an initial public offering to trigger the automatic conversion of preferred stock into shares of Class B common stock.
In connection with this adjustment, we entered into a Sixth Amended and Restated Investors’ Rights Agreement with certain holders of our convertible preferred stock, including entities with which certain of our directors are affiliated, pursuant to which we had the option to pay the holders of Series D convertible preferred stock and/or Series D Prime convertible preferred stock, as applicable, a per share amount in cash in lieu of issuing additional shares of Class B common stock pursuant to the adjusted conversion ratio described in the previous paragraph, or a mix of cash and stock, in the sole discretion of our Board, not including any director appointed by the holders of the Series D and Series D Prime convertible preferred stock.
Indemnification Agreements
We have entered or will enter into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our bylaws will require us to indemnify our directors to the fullest extent not prohibited by Delaware General Corporation Law. Subject to very limited exceptions, our bylaws also require us to advance expenses incurred by our directors and officers.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at PubMatic, Inc., 3 Lagoon Drive, Suite 180, Redwood City, California 94065, Attention: Corporate Secretary.
To be timely for our 2022 annual meeting of stockholders (the “2022 Annual Meeting”), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on February 1, 2022 and not later than 5:00 p.m. Eastern Time on March 3, 2022. A stockholder’s notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the 2022 Annual Meeting, the information required by applicable law and our bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting must be received by us not later than December 22, 2021 in order to be considered for inclusion in our proxy materials for that meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who beneficially own more than 10% of our common stock, file reports of ownership of our securities and changes in their ownership with the SEC.
Based solely upon a review of the reports filed with the SEC, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of (i) Ashish Gupta, entities affiliated with Draper Fisher Jurvetson, Michael van der Zweep and Nexus India Capital I LP, each of whom failed to timely file a Form 3 on December 8, 2020 and (ii) entities affiliated with Draper Fisher Jurvetson, each of whom failed to timely file a Form 4 on December 11, 2020 with respect to sales of shares they made pursuant to our initial public offering.
Available Information
We will mail to any stockholder, without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
PubMatic, Inc.
3 Lagoon Drive, Suite 180
Redwood City, California 94065
Attention: Investor Relations
The Annual Report on Form 10-K is also available on the Investor Relations section of our website, which is located at https://investors.pubmatic.com/investor-relations. Please help us reduce the impact on the environment and reduce our administrative costs by taking advantage of this method of obtaining our Annual Report on Form 10-K.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

PUBMATIC, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PUBM2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D51982-P55885

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PUBMATIC, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Cathleen Black
02) W. Eric Carlborg
03) Susan Daimler
04) Amar K. Goel
05) Rajeev K. Goel
06) Narendra Gupta

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered accounting firm for the fiscal year ending December 31, 2021.	▢	▢	▢

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D51983-P55885

PUBMATIC, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 1, 2021

The undersigned hereby appoints Rajeev K. Goel and Thomas C. Chow, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Pubmatic, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on June 1, 2021 at www.virtualshareholdermeeting.com/PUBM2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE